Exhibit 10.3

DISCOUNTED PAYOFF AGREEMENT

THIS DISCOUNTED PAYOFF AGREEMENT (this “Agreement”) is entered into as of September 21, 2010, by and among ZHONE TECHNOLOGIES CAMPUS, LLC, a California limited liability company (“Borrower”), ZHONE TECHNOLOGIES, INC., a Delaware corporation (“Guarantor”), and LBA RIV-COMPANY ZNP, LLC, a Delaware limited liability company (“Lender”).

RECITALS

A. Borrower obtained a loan in the original principal amount of $35,000,000 (the “Loan”) from Fremont Investment & Loan, a California industrial loan association (“Fremont”) pursuant to that certain Loan and Security Agreement dated as of March 30, 2001 (as the same has been amended, the “Loan Agreement”). Capitalized terms used herein without being defined shall have the respective meanings set forth in the Loan Agreement.

B. Guarantor guaranteed certain of Borrower’s obligations with respect to the Loan pursuant to (i) that certain Completion and Performance Guaranty dated as of March 30, 2001, and (ii) that certain Environmental Indemnity dated as of March 30, 2001.

C. The Loan and all of Fremont’s right, title and interest in, to and under the Loan Documents was acquired by iStar FM Loans LLC, a Delaware limited liability company (“iStar”) on or about June 29, 2007.

D. Lender has entered into an agreement to acquire all of iStar’s right, title and interest in, to and under the Loan Documents, and the closing of such acquisition is scheduled to occur on or about September 30, 2010.

E. Lender has agreed to accept a cash payment from Borrower in full and complete satisfaction of all obligations of Borrower and Guarantor under the Loan Documents on and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the various agreements set forth herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

1. Discounted Payoff Amount; Satisfaction of Debt. Subject to satisfaction of the conditions set forth in Section 2, Lender agrees to accept the Payoff Amount (as defined below) in full and complete satisfaction of all obligations of Borrower and Guarantor to Lender under the Loan Documents; provided, however, receipt of such payment shall not release Borrower or Guarantor from (a) any obligation under this Agreement or from any claim or liability of such party to Lender arising out of a breach of, or misrepresentation made in, this Agreement, or (b) any indemnity obligations of Borrower or Guarantor contained in the Loan Documents relating to third-party claims against Lender by entities unaffiliated to Lender which by the express terms of the Loan Documents survive the repayment of the Loan (the obligations in clauses (a) and (b) are referred to herein as the “Continuing Obligations”).

2. Conditions Precedent. Sections 1 and 4 of this Agreement shall not be effective unless and until each of the following conditions precedent (the “Conditions Precedent”) have been satisfied no later than 5:00 p.m. Los Angeles time on September 30, 2010 (provided, however, this Agreement shall be effective with respect to all other terms and conditions immediately upon the satisfaction of the condition precedent in Section 2(a) below):

(a) Lender shall have acquired the Loan and the Loan Documents from iStar;

(b) Borrower, Guarantor, and Lender shall have duly executed and delivered this Agreement;

(c) Lender shall have received immediately available funds in an amount equal to Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00), plus (i) fifty percent (50%) of the principal/interest payment that is due under the Loan for September 1, 2010 to the date Lender acquires the Loan from iStar (the “Loan Acquisition Date”); (ii) an amount equal to fifty percent (50%) of the interest having accrued on the Loan pursuant to the Loan Documents between the Loan Acquisition Date and the date on which Lender receives the Payoff Amount; plus (iii) an amount equal to fifty percent (50%) of the closing costs and legal fees incurred by Lender in acquiring the Loan from iStar (the “Payoff Amount”);

(d) LBA RIV-COMPANY V, LLC, a Delaware limited liability company (“Buyer”) shall have acquired fee title to the Property from Borrower pursuant to that certain Real Estate Purchase Agreement dated as of September 21, 2010, in accordance with all of the terms and conditions contained in said agreement.

Upon the satisfaction of the foregoing conditions precedent, Lender agrees to execute and deliver such documents as may be required by the title company insuring fee title to the Property acquired by Buyer in order to release and reconvey the lien of the Deed of Trust.

For the avoidance of doubt, Lender shall have no obligation or liability under this Agreement whatsoever in the event Lender fails to acquire the Loan from iStar for any reason whatsoever.

3. Representations and Warranties by Borrower and Guarantor.

(a) Borrower represents and warrants that (i) Borrower is duly organized, validly existing, and in good standing under the laws of the State of California, (ii) Borrower has full power and authority to enter into this Agreement and perform its obligations hereunder, and (iii) Borrower’s execution and delivery of this Agreement have been duly authorized by all necessary company action. By executing this Agreement, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands this Agreement and the other Loan Documents executed in connection herewith.

(b) Guarantor represents and warrants that (i) Guarantor is duly organized, validly existing, and in good standing under the laws of the State of Delaware, (ii) Guarantor has full power and authority to enter into this Agreement and perform its obligations hereunder, and (iii) Guarantor’s execution and delivery of this Agreement have been duly authorized by all necessary company action. By executing this Agreement, Guarantor acknowledges that it has read, consulted with its attorneys regarding, and understands this Agreement and the other Loan Documents executed in connection herewith.

(c) No proceedings are (i) pending against Borrower or Guarantor or (ii) to the best of such party’s knowledge, threatened against it before any governmental authority or in any court (including, without limitation, any bankruptcy court). There is no action, order, writ, injunction, judgment or decree, or any claim, suit, litigation, proceeding, labor dispute, arbitration, or governmental audit or investigation pending or, to the best of Borrower’s and Guarantor’s knowledge, threatened against Borrower or Guarantor that would affect Borrower’s or Guarantor’s ability to perform its obligations under this Agreement or otherwise affect the transactions contemplated by this Agreement.

(d) No agent, broker, person or firm acting on behalf of, or under the authority of, Borrower or Guarantor is or will be entitled, directly or indirectly, to any commission, broker’s or finder’s fees or other remuneration from Borrower or Guarantor, or to Borrower’s and Guarantor’s knowledge, from any other party, in connection with any of the transactions contemplated by this Agreement.

4. Waiver and Release of Claims. Each party hereto, and anyone claiming by, through or under such party (each, a “Releasing Party”) hereby waives its right to recover from and fully, finally, absolutely, and irrevocably releases each other party hereto and such other parties’ officers, directors, employees, representatives, agents, affiliates, and each such parties’ direct and indirect constituent owners, and each of the foregoing parties’ successors and assigns (collectively, the “Released Parties”) from any and all claims of any and every character that a Releasing Party may now have against any of the Released Parties for any cost, loss, liability, damage, expense, demand, fine, penalty, action or cause of action arising from or related to the Loan, the Loan Documents, or any matters related thereto (collectively, “Released Claims”), excluding any obligation of a Released Party arising under this Agreement; provided, however, (y) in no event shall Borrower or Guarantor be released from, nor shall the foregoing waiver and release provisions apply to, any of the Continuing Obligations, and (z) in the event that any Releasing Party brings any action against a Released Party seeking payment on, or any other relief with respect to, any Released Claim, the foregoing waiver and release of such Releasing Party by such Released Party shall be of no force or effect. The foregoing waiver and release includes claims of which the Releasing Party is presently unaware or which the Releasing Party does not presently suspect to exist which, if known by the Releasing Party, would materially affect the Releasing Party’s release of the Released Parties, and including any and all claims that are direct and/or indirect, contingent or matured, of whatever kind or nature, for or because of any matter or things done, omitted or permitted to be done by any of the Released Parties, at law or in equity. Each Releasing Party understands, acknowledges and agrees that (a) the waiver and release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release, (b) no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the waiver and release set forth above, (c) it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and it further agrees, represents and warrants that this release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Released Parties from any and all such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which in any way arise out of, are connected with, or relate to, the Loan, (d) it understands and acknowledges the significance and consequences of the foregoing release and waiver and each has been advised by independent legal counsel concerning the same. In furtherance of this intention, each Releasing Party expressly waive any and all rights conferred upon it by the provisions of California Civil Code Section 1542, and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions. Section 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Each Releasing Party hereby understands and acknowledges the significance and consequences of such release and specific waiver of Section 1542 and has been advised by independent legal counsel concerning the same.

By:		By:		By:
	Borrower’s Initials		Guarantor’s Initials		Lender’s Initials

Each Releasing Party hereby represents and warrants that (i) it owns all of the purported claims, rights, demands and causes of action that it is releasing by the foregoing release and that no other person or entity has any interest in said claims, rights, demands or causes of action by reason of any contract or dealing with such Releasing Party, and (ii) it has not assigned to any other person or entity all or any part of such claims, rights, demands or causes of action.

5. Taxes. Borrower and Guarantor agree to pay any and all taxes payable to any applicable governmental authority by Borrower or Guarantor with respect to any portion of the Loan forgiven by Lender in connection herewith (“Forgiven Debt”) and Borrower and Guarantor hereby agree, on a joint and several basis, to indemnify, defend, and hold Lender and all other Released Parties harmless from and against any and all federal, state, or local taxes payable on or with respect to any such Forgiven Debt. Borrower and Guarantor acknowledge and agree that neither Lender nor its representatives have provided any advice or consultation as to whether any portion of the Forgiven Debt is taxable by any applicable governmental authority, and that Borrower and Guarantor have sought and received the advice of independent and competent legal counsel and/or accounting consultants with respect thereto.

6. Reinstatement of Obligations. Notwithstanding anything to the contrary contained in this Agreement, all obligations of Borrower and Guarantor to Lender discharged, waived, or released pursuant to this Agreement (including, without limitation, any portion of the principal of or interest on the Loan waived or reduced pursuant to this Agreement) will be reinstated in full if for any reason Lender is required to return any portion of any payment received by Lender to Borrower or pay the same over to any other person or entity for any reason whatsoever.

7. Entire Agreement. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, representations or warranties, oral or written, between or among the parties other than those set forth in this Agreement.

8. Amendments. This Agreement may not be modified or changed, in whole or in part, except by a supplemental agreement signed by all of parties.

9. Successors and Assigns Bound. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

10. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

11. Counterparts. This Agreement may be executed by manual or facsimile signature or email signature sent in .pdf or .tif format in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument.

12. Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights, the parties may have by law, statute, ordinance or otherwise.

13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

14. Third Party Beneficiaries. No person other than a party hereto shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights or remedies hereunder or by reason hereof.

15. Drafting. The parties hereto shall be deemed the mutual drafters of this Agreement.

16. Attorneys’ Fees. If any party hereto becomes involved in litigation (including bankruptcy proceedings), arbitration or other proceedings arising out of or relating to this Agreement, the court in litigation (including bankruptcy proceedings) or arbitrator in the arbitration shall award legal expenses (including, but not limited to attorneys’ fees, court costs and other legal expenses, and including reasonable fees charged by in-house counsel) to the prevailing party. The award for legal expenses shall not be computed in accordance with any court schedule, but shall be as necessary to fully reimburse all attorneys’ fees and other legal expenses paid or incurred in good faith. The terms “attorneys’ fees” or “attorneys’ fees and costs” shall include all reasonable fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

17. Confidentiality. Each party hereto agrees to keep this Agreement and the terms and conditions contained herein confidential and not to disclose the same to any persons other than their legal counsel and other advisors (except as may be required by law or applicable legal process).

[Signatures on next page]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

LENDER:	LBA RIV-COMPANY ZNP, LLC,
a Delaware limited liability company

	By:	LBA REIT IV, LLC, a Delaware limited liability company, its Sole Member and Manager

		By:	LBA Realty Fund IV, L.P., a Delaware limited partnership,
its Sole Manager

			By:	LBA Management Company IV, LLC, a Delaware limited liability company, its General Partner

				By:	LBA Realty LLC, a Delaware limited liability company, its Manager

					By:	LBA Inc., a California corporation
its Managing Member

By:
Name:
Title:

BORROWER:	ZHONE TECHNOLOGIES CAMPUS, LLC,
a California limited liability company

By:
Name:
Title:

GUARANTOR:	ZHONE TECHNOLOGIES, INC.,
a Delaware corporation

By:
Name:
Title:

S-1	Discounted Payoff Agreement